Calculation of Filing Fee Tables
S-3
Arcus Biosciences, Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred Stock, $0.0001 par value per share	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Other	Warrants	457(r)				0.0001381
Fees to be Paid	5	Equity	Common Stock, $0.0001 par value per share	457(r)			$ 200,000,000.00	0.0001381	$ 27,620.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 200,000,000.00		$ 27,620.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 19,412.52
			Net Fee Due:						$ 8,207.48
Offering Note
[1]	(1) The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities and (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. (2) Pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (3) Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (4) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. (5) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with $200,000,000 of shares of its common stock that may be issued and sold from time to time under the equity distribution agreement prospectus included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[2]	(1) The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities and (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. (2) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (3) Includes rights to acquire common stock or preferred stock of the registrant under any shareholder rights plan then in effect, if applicable under the terms of any such plan. (4) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. (5) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with $200,000,000 of shares of its common stock that may be issued and sold from time to time under the equity distribution agreement prospectus included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[3]	(1) The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities and (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. (2) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (4) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. (5) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with $200,000,000 of shares of its common stock that may be issued and sold from time to time under the equity distribution agreement prospectus included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[4]	(1) The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities and (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance. (2) Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover any additional shares of the registrant's securities that become issuable by reason of any stock splits, stock dividend or similar transaction. (4) The proposed maximum per security and aggregate offering prices per class of securities will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security. (5) In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of the entire registration fee other than the registration fee due in connection with $200,000,000 of shares of its common stock that may be issued and sold from time to time under the equity distribution agreement prospectus included herein. Any subsequent registration fees will be paid on a pay-as-you-go basis.

[5]	The securities registered hereunder include such indeterminate number of (a) shares of common stock, (b) shares of preferred stock, (c) debt securities and (d) warrants to purchase common stock, preferred stock, or other securities of the registrant, as may be sold from time to time by the registrant. There are also being registered hereunder an indeterminate number of shares of common stock and preferred stock as shall be issuable upon conversion, exchange, or exercise of any securities that provide for such issuance.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1	Arcus Biosciences, Inc.	S-3	333-270132	02/28/2023		$ 19,412.52	Equity	Common Stock, $0.0001 par value per share		$ 176,157,133.91
Fee Offset Sources	2	Arcus Biosciences, Inc.	S-3	333-270132		02/28/2023						$ 22,040.00
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The registrant previously registered shares of its Common Stock, having an aggregate offering price of up to $200,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 28, 2023 (the "Prior Prospectus Supplement"), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-270132) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on February 28, 2023. In connection with the filing of the Prior Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $22,040. As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $176,157,133.91 remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $19,412.52 that has already been paid and remains unused with respect to the unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $27,620 due for this offering. The remaining balance of the registration fee, $8,207.48, has been paid in connection with this offering. Pursuant to Rule 457(p), the offering of such unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Supplement was deemed terminated as of the third anniversary of the original effective date of the Prior Registration Statement.

Offset Note
[2]	The registrant previously registered shares of its Common Stock, having an aggregate offering price of up to $200,000,000, offered by means of a 424(b)(5) prospectus supplement, dated February 28, 2023 (the "Prior Prospectus Supplement"), pursuant to a Registration Statement on Form S-3ASR (Registration No. 333-270132) (the "Prior Registration Statement"), filed with the Securities and Exchange Commission on February 28, 2023. In connection with the filing of the Prior Prospectus Supplement, the registrant made a contemporaneous fee payment in the amount of $22,040. As of the date of this registration statement, shares of Common Stock having an aggregate offering price of up to $176,157,133.91 remain unsold under the Prior Registration Statement. Pursuant to Rule 457(p) under the Securities Act, the registration fee of $19,412.52 that has already been paid and remains unused with respect to the unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Supplement and were not sold thereunder is offset against the registration fee of $27,620 due for this offering. The remaining balance of the registration fee, $8,207.48, has been paid in connection with this offering. Pursuant to Rule 457(p), the offering of such unsold shares of Common Stock previously registered pursuant to the Prior Prospectus Supplement was deemed terminated as of the third anniversary of the original effective date of the Prior Registration Statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A